Exhibit 99.1

SP Marigold Acquisitions L.P.	10/07/2026
By: Strategic Partners Fund Solutions Associates X L.P., its general partner
By: SPFSA X L.L.C., its general partner

By: /s/ Manuel Melo
Name: Manuel Melo
Title: Senior Vice President

Strategic Partners Fund Solutions Associates X L.P.	10/07/2026
By: SPFSA X L.L.C., its general partner

By: /s/ Manuel Melo
Name: Manuel Melo
Title: Senior Vice President

SPFSA X L.L.C.	10/07/2026

By: /s/ Manuel Melo
Name: Manuel Melo
Title: Senior Vice President

Blackstone Holdings II L.P. By: Blackstone Holdings I/II GP L.L.C., its general partner	10/07/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Holdings I/II GP L.L.C.	10/07/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Inc.	10/07/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Group Management L.L.C.	10/07/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Stephen A. Schwarzman	10/07/2026

/s/Stephen A. Schwarzman